UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)
August 15, 2007

FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10006 COMMISSION FILE NUMBER	75-1301831 (IRS Employer Identification No.)
1145 Empire Central Place Dallas, Texas 75247-4309 (Address of Principal Executive Offices)		(214) 630-8090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 15, 2007, the Registrant’s Board of Directors appointed Barrett D. Clark to the board as a Class I Director. It is expected that Mr. Clark will be a nominee for election by shareholders at the company’s 2008 annual meeting for a full three-year term. The appointment brings the number of independent directors on the nine-person board to six. Per the terms of the 2005 Non-Employee Directors Restricted Stock Plan, he received 2,576 shares of restricted stock that will vest over 3 years. In conjunction with his appointment to the board, Mr. Clark will also serve on the Registrant’s compensation committee. There are no transactions to which the registrant or any of its subsidiaries is a party, and in which Mr. Clark or any member of his immediate family has a material interest, that is required to be disclosed under Item 404(a) of Regulation S-K. A copy of the press release announcing this appointment is furnished, but not filed, with the Commission as Exhibit 99.1, regarding the appointment of Barrett D. Clark to its Board of Directors, to this Current Report on Form 8-K.

ITEM 8.01.	Other Events

On August 15, 2007, the Registrant’s Board of Directors declared a quarterly cash dividend of $0.03 per share of the Registrant’s Common Stock to be paid on September 11, 2007 to holders of record as of August 23, 2007.  A copy of the press release announcing this action is furnished, but not filed, with the Commission as Exhibit 99.2, regarding the payment of a cash dividend, to this Current Report on Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits
(a)	Financial statements of business acquired.
Not applicable.
(b)	Pro-forma financial information.
Not applicable.
(c)	Shell company transactions.
Not applicable.
(d)	Exhibits
99.1 Press Release, regarding the appointment of Barrett D. Clark to its Board of Directors, dated August 15, 2007 of Frozen Food Express Industries, Inc.
99.2 Press Release, regarding the payment of a cash dividend, dated August 15, 2007 of Frozen Food Express Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FROZEN FOOD EXPRESS INDUSTRIES, INC.
Dated: August 16, 2007	By:	/s/ Thomas G. Yetter
Thomas G. Yetter Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title
99.1	Press Release, regarding the appointment of Barrett D. Clark to its Board of Directors, dated August 15, 2007 of Frozen Food Express Industries, Inc.
99.2	Press Release, regarding the payment of a cash dividend, dated August 15, 2007 of Frozen Food Express Industries, Inc.